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                                                                    EXHIBIT 99.3

                                 INSTRUCTIONS

                          TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                            LOWE'S COMPANIES, INC.
                     6 1/2% DEBENTURES DUE MARCH 15, 2029

   To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated July __, 1999 (the "Prospectus") of Lowe's Companies, Inc., a North Carolina corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 6 1/2% Debentures due March 15, 2029 (the "Old Debentures") held by you for the account of the undersigned.

   The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount):

   $_________________ of the 6 1/2% Debentures due March 15, 2029

   With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [_] TO TENDER the following Old Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD DEBENTURES TO BE TENDERED, IF ANY): $_________________

     [_] NOT TO TENDER any Old Debentures held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Debentures held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of __________ (FILL IN STATE),
(ii) the undersigned is acquiring the Registered Debentures in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Registered Debentures,
(iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Registered Debentures must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the Registered Debentures acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer -- Resale of the Registered Debentures," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Debentures.

     [_] Check this box if the Beneficial Owner of the Old Debentures is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Old Debentures for its own account as a result of market-making activities or other trading activities.
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                                   SIGN HERE


Name of beneficial owner(s): _________________________________________________

Signature(s): ________________________________________________________________

Name (please print): _________________________________________________________

Address: _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

Telephone number: ____________________________________________________________

Taxpayer Identification or Social Security Number: ___________________________

Date: ________________________________________________________________________

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